Exhibit 99.1

YANGTZE RIVER PORT AND LOGISTICS LIMITED ANNOUNCES THE TERMS OF THE SHARE ISSUANCE OF THE BLOCKCHAIN SUBSIDIARY

Yangtze River Port and Logistics Limited (formerly “YERR”, now”YRIV”) issued an 8k announcement on February 14, 2018 and the company has passed through a Shareholder resolution of more than 50% of the shareholders and a Board of Directors resolution. In the resolutions, Yangtze River Port and Logistics Limited resolved that the existing Shareholders of "YRIV" receive shares of Avenal River Limited (now is applying for the change of name to Yangtze River Blockchain Logistics Limited), a subsidiary of Yangtze River Port and Logistics Limited "YRIV".

In addition, the majority of the voting shares of Yangtze River Port and Logistics Limited “YRIV” Shareholders and the Board of Directors have resolved that 1 share of Avenal River Limited will be issued for every 1 share held by Yangtze River Port and Logistics Limited “YRIV” as at 4:00 pm on February 26, 2018. Following the record date of February 26, 2018, a letter will be sent to the shareholders by Vstock Transfer LLC notifying the Shareholders of Yangtze River Port and Logistics Limited as of the record date that the new shares in Avenal River Limited will be issued and distributed after the appropriate legal timeframe.